Exhibit 99.2

News Release	News Release

Magnum Hunter Resources Announces Pricing of

$150 Million Add-On Offering of 9.750% Senior Notes Due 2020

FOR IMMEDIATE RELEASE — Houston, TX — (Market Wire) — December 13, 2012 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC, MHR.PRD and MHR.PRE) (“Magnum Hunter” or the “Company”) announced today the pricing of its private offering (“Offering”) of an additional $150 million in principal amount of its 9.750% senior notes due 2020 (“Senior Notes”), as an add-on to its existing $450 million in principal amount of Senior Notes currently outstanding that the Company originally sold in a private offering in May 2012. The additional Senior Notes will be issued at a price of 102% of par. The Offering is expected to close on or about December 18, 2012.

Magnum Hunter anticipates using the net proceeds from the Offering to pay off a portion of the outstanding debt under the Company’s Senior Revolving Credit Facility. The Offering is intended to ensure that the Company has more than sufficient liquidity for fiscal year 2013 to continue its active drilling programs in its five shale plays, while simultaneously pursuing ongoing strategic initiatives across its asset base.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities.  Any offers of the Senior Notes will be made only by means of a private offering circular. The Senior Notes and related guarantees have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Senior Notes are being offered and sold only to qualified institutional buyers under Rule 144A, and to non-U.S. persons outside the United States under Regulation S, under the Securities Act.  This notice is being issued in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC.  Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:

ir@magnumhunterresources.com

(832) 203-4539